SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 27, 2009

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 27, 2009, the Registrant appointed Dr. Maria Song, Chairman of VPS Global, to the Registrant’s Board of Directors.

Dr. Song received her M.D. and Ph.D. from the University of Peking Union Medical College. Dr. Song also received a Master of Economics degree from the Central University of Finance and Economics. Dr. Song previously served as the General Manager of a Sino-Hong Kong joint venture pharmaceutical company. Dr. Song has over fifteen years of experience in drug development and has conducted a number of multi-center clinical trials, local registration trials, and Phase IV studies for a variety of international clients. Dr. Song is also an expert on regulatory submissions to the Chinese State Food and Drug Administration (“SFDA”) and often advises the SFDA on policy matters.

There is no arrangement or understanding between Dr. Song and any other person, pursuant to which Dr. Song was selected as a director.

Dr. Song will serve on the compensation and nominating committees of the Board of Directors.

The Registrant has not participated nor has it proposed participation in any transactions involving an amount in excess of $120,000, and in which Dr. Song had or will have a direct or indirect material interest.

There is no material plan, contract, arrangement, grant or award to which Dr. Song is a party or in which she participates or any material amendment in connection with her appointment.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chief Operating Officer

Dated: May 1, 2009